                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
         (TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)

                                     PROSPECTUS NUMBER: 1758



                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                           CALLABLE FIXED RATE NOTES



PRINCIPAL AMOUNT:        $35,000,000


CUSIP NUMBER:            59018SP24


INTEREST RATE:           6.55000%


ORIGINAL ISSUE DATE:     September 10, 1998


STATED MATURITY DATE:    September 10, 2018


INTEREST PAYMENT DATES:  10th day of each month commencing October 10,1998, through and including the Stated Maturity Date, subject to the following business day convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes may be redeemed prior to the Stated Maturity Date, See "Other
                         Provisions"


INITIAL REDEMPTION DATE: September 10, 2003


OTHER PROVISIONS:        The Notes are subject to redemption at the option of the Company, in whole, on any Interest Payment Date occurring in March or September commencing on or after the Interest Payment Date in September 2003, (the "Redemption
                         Date") at the Redemption Price (as defined below) together with interest thereon payable to the Redemption Date, on notice given, at least 30 days prior to the Redemption Date. The Redemption Price with respect to this
                         Note shall be 100% of the principal amount of the Notes.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   August 25, 1998

